FOR IMMEDIATE RELEASE	EXHIBIT 99.1

Contact:
C. William Landefeld
President & Chief Executive Officer
Citizens First Financial Corp.
(309) 661-8700

CITIZENS FIRST FINANCIAL CORP.
ANNOUNCES DATE OF SPECIAL MEETING

Bloomington, Illinois, January 14, 2005 — Citizens First Financial Corp. (the “Company”) (Nasdaq - CFSB), the parent company of Citizens Savings Bank, announces that the Company has scheduled a Special Meeting of Shareholders at 10:00 a.m. on March 8, 2005 at the Chateau, 1601 Jumer Drive, Bloomington, Illinois to vote on the Agreement and Plan of Merger between the Company and Main Street Trust, Inc. The Record Date for shareholders eligible to vote at the Special Meeting will be January 17, 2005.

On November 8, 2004, the Company announced the signing of a definitive agreement to be acquired by Main Street Trust, Inc. (OTCBB: MSTI).